UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2006
Rio Vista Energy Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	000-50394 (Commission File Number)	20-0153267 (IRS Employer Identification No.)

820 Gessner Road, Suite 1285 Houston, Texas (Address of principal executive offices)	77024 (Zip Code)
(713) 467-8235
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Appointment of Acting Chief Executive Officer and Acting President
On November 13, 2006, the Board of Managers of Rio Vista GP LLC (the “General Partner”), the general partner of Rio Vista Energy Partners L.P. (“Rio Vista”), appointed Ian T. Bothwell as Acting Chief Executive Officer and Acting President of the General Partner. Mr. Bothwell is the Chief Financial Officer of the General Partner and will continue to serve in that capacity.
Mr. Bothwell, 46, has served as Chief Financial Officer, Vice President and Assistant Secretary of the General Partner since September 2004 and as Treasurer of the General Partner since July 2003. In November 2006, he was appointed as Acting Chief Executive Officer and Acting President of Penn Octane Corporation, an affiliate of the General Partner (“Penn Octane”). He has served as Vice President, Treasurer, Chief Financial Officer and Assistant Secretary of Penn Octane since October 1996. He also served as a director of Penn Octane from March 1997 until July 2004. Mr. Bothwell also serves as Chief Executive Officer of B & A Eco-Holdings, Inc., a company which purchased Penn Octane’s CNG assets in October 2002.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its General Partner

	By:	/s/ Ian T. Bothwell

	Name:	Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)
Date: November 17, 2006

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